UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2023

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) On November 17, 2023, CytoDyn Inc., a Delaware corporation (the “Company”), entered into an employment agreement with. Jacob P. Lalezari, M.D. (the “Employment Agreement”), under which he will be employed as the Company’s interim CEO on an at-will basis, effective November 17, 2023. Antonio Migliarese, who was appointed as interim President on May 18, 2023, ceased being interim President on November 17, 2023, but will continue in his roles of Chief Financial Officer and Treasurer, as well as serving as the Company’s principal accounting officer.

Dr. Lalezari, age 64, has held a variety of positions in the biotechnology industry. He is currently serving as the CEO and Medical Director of Lalezari Medical Corp., dba Quest Clinical Research (“Quest”), a company he founded in 1989. He has also served as a board member and Medical Director of Siempre Unidos, a nonprofit that operates HIV and primary care treatment clinics in Honduras, since 2006, the Chief Medical Officer of Virion Therapeutics, LLC, in 2018, and a board member and the Vice President of NP2, a non-profit pharmaceutical company, since 2018. He previously served as the Company’s interim Chief Medical Officer and/or Chief Science Advisor from March 2020 to November 2020. Dr. Lalezari received his M.D. from the University of Pennsylvania, his M.A. from the University of Virginia, and his B.A. from the University of Rochester. He also holds a board certification from the American Board of Internal Medicine.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Dr. Lalezari and any of the Company’s other executive officers or directors. Other than the Employment Agreement, there is no arrangement or understanding between Dr. Lalezari and any other person pursuant to which he was appointed as interim CEO of the Company.

Since June 1, 2021, the Company has paid Quest approximately $1.5 million for its services in conducting clinical trials of leronlimab. As of November 17, 2023, the outstanding balance owed by the Company to Quest was approximately $0.4 million.

(e) A copy of the Employment Agreement is attached as Exhibit 10.1 to this report. The Employment Agreement is effective as of November 17, 2023. Under the Employment Agreement, Dr. Lalezari will be entitled to receive the minimum salary required by law for an exempt employee and health and welfare benefits provided under the Company’s benefit plans. The Employment Agreement does not provide for the payment of cash bonus or equity compensation or severance benefits.

Item 7.01    Regulation FD Disclosure.

On November 21, 2023, the Company issued a press release announcing that Dr. Lalezari had been appointed as its interim CEO. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01    Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between the Company and Jacob P. Lalezari, M.D., dated November 17, 2023
99.1	Press release dated November 21, 2023**
104	Cover Page Interactive Data File (formatted as inline XBRL)

** Furnished, not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: November 21, 2023	By	/s/ Antonio Migliarese
Antonio Migliarese
Chief Financial Officer